Exhibit 10.1

AMENDMENT NO. 1 TO LEASE

THIS AMENDMENT NO. 1 TO LEASE (“Amendment”) is made as of April 17, 2018, by and between AGELLAN COMMERCIAL REIT U.S. L.P., a Delaware limited partnership (“Landlord”), and IDEAL POWER INC., a Delaware corporation (“Tenant”).

RECITALS

A.       Landlord and Tenant are parties to a certain Lease Agreement dated March 24, 2014 (the “Current Lease”) for premises demised therein, consisting of approximately 14,782 rentable square feet located at 4120 Freidrich Lane, Suite 100, Austin, Texas (the “Premises”).

B.       Landlord and Tenant wish to amend the Current Lease to reflect certain additional agreements between them.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1.                  Defined Terms. Unless the context otherwise indicates, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Current Lease.

2.                  Extension of Term. The term of the Lease shall be extended for a period of thirty-six (36) months commencing on June 1, 2018 (the “Subject Extension Commencement Date”) and ending on May 31, 2021 (such period being the “Subject Extension Term”).

3.                  Base Rent. During the Subject Extension Term, Tenant shall pay Base Rent for the Premises in equal monthly installments, in advance on the first day of each and every month without deduction or setoff, and in accordance with the following schedule:

Rental Period	Monthly Base Rent
June 1, 2018 – May 31, 2019	$15,397.92
June 1, 2019 – May 31, 2020	$16,013.83
June 1, 2020 – May 31, 2021	$16,629.75

Tenant shall continue to pay through the Subject Extension Term all other amounts payable under the Current Lease, including but not limited to, Tenant’s Proportionate Share of Operating Costs.

4.                  Amendments.

(a)               From and after the date of this Amendment, the Landlord’s Address for payment of Base Rent and other amounts payable under this Lease and for Notices shall be as follows:

Landlord’s Address for Rent:	Agellan Commercial REIT U.S., L.P.
c/o Stream Realty Partners – Austin, L.P.
400 West 15th Street, Suite 1250
Austin, TX 78701

Addresses for Notices:

Landlord:	with a copy to Landlord’s Managing Agent:
Agellan Commercial REIT U.S. L.P.	Stream Realty Partners – Austin, L.P.
c/o Agellan Management Limited Partnership	515 Congress Avenue, Suite 2100
156 Front Street West, Suite 303	Austin, TX 78701
Toronto, Ontario, CANADA M5J 2L6
Attention: Terra Attard

(b)               From and after the date of this Amendment (i) the phrase “prior to the date such installment or other charge becomes delinquent pursuant to Paragraph 18” as it appears in the first sentence of Section 2(b) of the Current Lease is hereby deleted and replaced with the phrase “when due”; and (ii) Subsection 18(a) of the Current Lease is hereby replaced with the following “(a) Tenant shall fail to pay any installment or other payment of Rent required herein when due;”.

(c)               The parties acknowledge and agree that Section 31 (entitled “Right to Terminate”), Section 35 (entitled “Right to Extend Term”) and Section 36 (entitled “Market Rent”), each appearing in the Current Lease, are of no further force or effect and are hereby deleted from the Lease.

5.                  Additional Agreements.

(a)               Landlord and Tenant acknowledge that Tenant is currently in possession of the Premises and agree that on the Subject Extension Commencement Date, Tenant shall accept the Premises for the Subject Extension Term in its AS-IS, WITH ALL FAULTS CONDITION. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representation or warranty with respect to the Premises or any other portion of the Project, including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Project for the conduct of Tenant’s business in the Premises.

(b)               Each of the parties agrees that it has had no dealings with any broker other than Landlord’s broker, Stream Realty Partners – Austin, L.P., and Tenant’s broker, Tower Commercial, Inc. (Chris Oddo), and each party hereby agrees to defend, indemnify and hold the other harmless from and against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent other than the brokers listed above claiming by or through Landlord or Tenant, respectively, with respect to this Amendment.

6.                  No Default. Tenant represents and warrants that after giving effect to the amendment contained herein, no default or Event of Default has occurred or is continuing under the Current Lease and no event shall have occurred which, with the serving of notice or the passage of time, may mature into such an Event of Default.

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7.                  Reference to and Effect on the Lease.

(a)               From and after the date of this Amendment, each reference in the Current Lease and in this Amendment to “the Lease,” “this Lease” or words of like import referring to the Lease shall mean and be a reference to the Current Lease, as amended hereby.

(b)               The Current Lease is hereby amended, modified and supplemented. Except as specifically amended, modified or supplemented hereby, the Current Lease is and remains in full force and effect and is hereby ratified and confirmed.

(c)               Wherever there exists a conflict between this Amendment and the Current Lease, the provisions of this Amendment shall control.

8.                  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

9.                  Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.              Counterparts. This Amendment may be executed in counterparts, all of which, when taken together, shall constitute one and the same original.

11.              Final Lease Amendment. Tenant represents and warrants to Landlord that this Amendment is in final form prepared by Landlord and submitted to Tenant for execution and that Tenant has made no changes to the document so submitted by Landlord. Tenant agrees that Landlord is entitled to, and will, rely on such representation and warranty of Tenant in accepting and countersigning this Amendment. In furtherance hereof, any change made by Tenant to the document so submitted by Landlord shall be invalid and it is the intention of the parties hereto that the remainder of this Amendment shall not be affected by such invalid change and shall otherwise be and remain in full force and effect as so submitted by Landlord.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

AGELLAN COMMERICAL REIT U.S. L.P.			IDEAL POWER INC.
BY:	AGELLAN COMMERCIAL REIT U.S. GP LLC
Its General Partner

	By:	/s/ Terra Attard	By:	/s/ Timothy Burns
	Name:	Terra Attard	Name:	Timothy Burns
	Its:	Vice President	Title:	CFO

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